                                                                  EXHIBIT 1.1
                                                                  Execution Copy

                                3,000,000 SHARES


                             HEALTH CARE REIT, INC.

                                  Common Stock

                                ($1.00 Par Value)


                             UNDERWRITING AGREEMENT

                                                                   April 6, 2006


Deutsche Bank Securities Inc.
UBS Securities LLC
As Representatives of the Several Underwriters
     c/o Deutsche Bank Securities Inc.
     60 Wall Street, 4th Floor
     New York, New York  10005


Ladies and Gentlemen:

         Health Care REIT, Inc., a Delaware corporation (the "Company"), proposes to sell to the underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives"), an aggregate of 3,000,000 shares (the "Firm Shares") of the Company's Common Stock, $1.00 par value per share (the "Common Stock"). The Company also proposes to sell at the Underwriters' option an aggregate of up to 450,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below.

         As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement and (b) that the Underwriters are willing to purchase, acting severally and not jointly, the Firm Shares set forth in Schedule I hereto, plus such Option Shares if the Underwriters elect to exercise the over-allotment option in whole or in part for the account of the Underwriters. The Firm Shares and the Option Shares (to the extent such option is exercised) are herein collectively sometimes referred to as the "Shares."

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriters as follows:

                   (i) A registration statement on Form S-3 (File No. 333-120917) in respect of the Shares, including a form of prospectus (the "Base Prospectus"), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (the "Rules and Regulations"). The Company and the transactions contemplated by this Agreement

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         meet the requirements and comply with the conditions for the use of
         Form S-3. Copies of such registration statement, including any amendments thereto, the Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares used prior to the date hereof (a "Preliminary Prospectus"), and including the documents incorporated in the Base Prospectus by reference, and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been delivered by the Company to the Representatives. Such registration statement is herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Securities Act and contained in the Prospectus referred to below, has become effective under the Securities Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus relating to the Shares first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act and in accordance with Section 4(i) hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Shares by the Underwriters.

                  (ii) As of the Applicable Time (as defined below), at all times during the period that begins at the Applicable Time and ends as of the Closing Date, and as of the Closing Date or the Option Closing Date, as the case may be, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the "General Disclosure Package"), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:

                  "Applicable Time" means 11:00 pm (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

                  "Statutory Prospectus" means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

                  "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433 under the Securities Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) under the Securities Act.


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                  "General Use Free Writing Prospectus" means any Issuer Free
         Writing Prospectus that is identified on Schedule III to this Agreement.

                  "Limited Use Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

                 (iii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, and in which the failure to qualify would (a) have a materially adverse effect upon the business of the Company and its Subsidiaries (as defined below), taken as a whole, (b) adversely affect the issuance, validity or enforceability of the Shares or (c) adversely affect the consummation of the transactions contemplated by this Agreement (each of (a), (b) and (c) above, a "Material Adverse Effect"). All of the Company's subsidiaries are listed in Schedule IV hereto (the "Subsidiaries").

                  (iv) The information contained in the section captioned "Capitalization" in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) sets forth the authorized, issued and outstanding capitalization of the Company at the indicated date; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Common Stock of the Company are duly listed on the New York Stock Exchange; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully-paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.

                   (v) The shares of authorized capital stock of the Company, including the Shares, conform with the statements concerning them in the Registration Statement, the General Disclosure Package and the Prospectus.

                  (vi) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to
         Section 8A of the Securities Act has been instituted or, to the Company's knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Securities Act. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission conformed or will conform, in all material respects to the requirements of the Securities Exchange Act of 1934 ("Exchange Act") or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance



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

         upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.

                 (vii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.

                (viii) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(ii) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Securities Act.

                  (ix) (a) At the time of filing the Registration Statement, (b) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) under the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (c) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act and (d) at the date hereof, the Company is a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act.

                   (x) (a) At the earliest time after the filing the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (b) as of the date hereof (with such date being used as the determination date for purposes of this clause(b)), the Company was not and is not an "ineligible issuer" (as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares as contemplated by the Registration Statement.

                  (xi) The financial statements of the Company, together with related notes and schedules, as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly the financial position and the results of operations of the Company and its Subsidiaries at the indicated dates and for the indicated periods. Such financial statements and the related notes and schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus, including the documents incorporated by reference therein,


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         regarding "non-GAAP financial measures" (as such term is defined by the
         Rules and Regulations) comply with Regulation G of the Exchange Act and
         Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

                 (xii) There is no action or proceeding pending or, to the knowledge of the Company, threatened (a) against the Company or its Subsidiaries or (b) involving any property of the Company or its Subsidiaries before any court or administrative agency which, if determined adversely to the Company or its Subsidiaries, might reasonably be expected to result in any Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

                (xiii) The Company, together with its Subsidiaries, has good and marketable title to all of the properties and assets reflected in the financial statements hereinabove described (or as described in the Registration Statement, the General Disclosure Package and the Prospectus as owned by it), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) or which are not material in amount or which do not interfere with the use made or proposed to be made of the property. The leases, agreements to purchase and mortgages to which the Company or any of its Subsidiaries is a party, and the guaranties of third parties (a) are the legal, valid and binding obligations of the Company, its Subsidiaries and, to the knowledge of the Company, of all other parties thereto, and the Company knows of no default or defenses currently existing with respect thereto which might reasonably be expected to result in any Material Adverse Effect, and (b) conform to the descriptions thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Each mortgage which the Company or any of its Subsidiaries holds on the properties described in the Registration Statement, the General Disclosure Package and the Prospectus constitutes a valid mortgage lien for the benefit of the Company or its Subsidiary, as the case may be, on such property.

                 (xiv) The Company has filed all Federal, state and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company.

                  (xv) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, capital stock (except that Common Stock of the Company has increased due to option exercises, the Company's dividend reinvestment program and conversions of preferred stock), business affairs, management, or business prospects of the Company, whether or not occurring in the ordinary course of business, and the Company has not incurred any material liabilities or obligations and there has not been any material transaction entered into by the Company, other than transactions in the ordinary course of business and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented. The Company has no material contingent obligations which are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.


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                 (xvi) The Company is not in violation of its charter or
         by-laws. No Subsidiary is in violation of its charter or by-laws, which violation will have, or after any required notice and passage of any applicable grace period would have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries are (a) in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound, (b) in violation of any statute, or (c) in violation of any order, rule or regulation applicable to the Company, its Subsidiaries or its properties, of any court or of any regulatory body, administrative agency or other governmental body, any of which defaults or violations described in clauses (a) through (c) will have, or after any required notice and passage of any applicable grace period would have, a Material Adverse Effect. The issue and sale of the Shares and the performance by the Company of all of its obligations under this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or constitute a violation of any statute or conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company, or any of its Subsidiaries, is a party or by which it or any of its properties may be bound, or a violation of its charter or by-laws or any order, rule or regulation applicable to the Company, its Subsidiaries or its properties of any court or of any regulatory body, administrative agency or other governmental body.

                (xvii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made by the Company, and is in full force and effect.

               (xviii) The Company and its Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses and neither the Company nor any of its Subsidiaries have received any notice of infringement or of conflict with asserted rights of others with respect to any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company and its Subsidiaries.

                 (xix) The Company qualifies as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, has so qualified for the taxable years ended December 31, 1984 through December 31, 2005 and no transaction or other event has occurred or is contemplated which would prevent the Company from so qualifying for its current taxable year.

                  (xx) To the best of the Company's knowledge, Ernst & Young LLP, who have certified certain of the financial statements and related schedules filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (the "PCAOB").

                 (xxi) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted


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         accounting principles and to maintain accountability for assets; (c)
         access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (xxii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company's auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (a) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

               (xxiii) Since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (a) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (b) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

                (xxiv) To the knowledge of the Company, after inquiry of its officers and directors, there are no affiliations with any NASD member firm among the Company's officers, directors, or principal stockholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, or as otherwise disclosed in writing to the Underwriters.

                (xxv) This Agreement has been duly authorized, executed and delivered by the Company.

                (xxvi) Neither the Company nor any of its officers or directors has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M promulgated under the Exchange Act, or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Company's Common Stock. The Company acknowledges that the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Company's Common Stock, including stabilizing bids, syndicate covering transactions and the imposition of penalty bids.

               (xxvii) The Shares have been approved for listing upon official notice of issuance on the New York Stock Exchange.

              (xxviii) The Company is not, and immediately after the sale of the Shares pursuant to the terms and conditions of this Agreement will not be, an "investment company" or a company


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         "controlled" by an "investment company" within the meaning of the
         Investment Company Act of 1940.

         2. PURCHASE, SALE AND DELIVERY OF THE SHARES. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price of $34.20 per Share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof).

                  Payment for the Firm Shares to be sold hereunder is to be made by Federal Funds wire transfer to an account designated by the Company for the Firm Shares to be sold by the Company against delivery of the Firm Shares therefor to the Representatives. Such payment and delivery are to be made at the offices of Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York, at 10:00 a.m. New York time, on April 12, 2006 or at such other time and date thereafter as the Representatives and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed). The Firm Shares will be delivered by Mellon Investor Services LLC (the "Transfer Agent") in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be delivered through book entry facilities of The Depository Trust Company ("DTC") and made available for inspection by the Representatives at least one business day prior to the Closing Date at such place as the Representatives, DTC and the Company shall agree.

                  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase severally the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such Option Shares are to be delivered. The time and date at which the Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. The Representatives may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made by Federal Funds wire transfer to an account designated by the Company for the Option Shares to be sold by the Company against delivery of the Option Shares through the facilities of DTC. Such payment and delivery are to be made at the offices of Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York, at 10:00 a.m. New York time, on the Option Closing Date. To the extent, if any, that the option is exercised, the Option Shares will be delivered by the Transfer Agent in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Option Closing Date, and will be delivered through book entry facilities of DTC and made available for inspection by the Representatives at least one business day prior to the Option Closing Date at such place as the Representatives, DTC and the Company shall agree.


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

         3. OFFERING BY THE UNDERWRITERS. It is understood that the several Underwriters are to make a public offering of the Shares as soon as the Representatives deem it advisable to do so. The Shares are to be initially offered to the public at the price and upon the terms set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

         4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Underwriters that:

                   (i) The Company will (a) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Securities Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Securities Act, (b) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations for so long as the Representatives may deem necessary to in order to complete the distribution of the Shares and (c) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters; provided, however, that for each such report or preliminary or definitive proxy or information statement, the Company will not file any such report or preliminary or definitive proxy or information statement, or amendment thereto, of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Exchange Act.

                  (ii) The Company will (a) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act unless the Representatives approve its use in writing prior to first use (each, a "Permitted Free Writing Prospectus"); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in
         Schedule III hereto, (b) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (c) comply with the requirements of Rules 163, 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (d) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

                 (iii) If so requested by the Representatives, the Company will prepare a final term sheet (the "Final Term Sheet") reflecting the final terms of the Shares, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act prior to the close of business two business days after the date hereof; provided that the Company shall provide the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.

                  (iv) The Company will advise the Representatives promptly (a) when any post-effective amendment to the Registration Statement or new registration statement relating to the Shares shall have become effective, or any supplement to the Prospectus shall have been filed,
         (b) of the receipt of any comments from the Commission, (c) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (d) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose for so long as the Representatives may deem necessary in order to complete the distribution of the Shares, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and the Company will use its best efforts to prevent (x) the issuance of any such stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or (y) any such suspension of the qualification of the Shares for offering or sale in any jurisdiction, and to obtain as soon as possible the lifting of any such order, if issued, or such suspension of qualification.

                   (v) If immediately prior to the third anniversary (the "Renewal Deadline") of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representatives. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

                  (vi) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, one signed copy of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement, including documents incorporated by reference therein, but without exhibits, and of all amendments thereto, as the Representatives may reasonably request.

                 (vii) The Company will comply with the Securities Act and the Rules and Regulations and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the

         Prospectus. Subject to the provisions of Section 4(i) above, if during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required by law to be delivered by an Underwriter or a dealer any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (a) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (b) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law.

                (viii) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (a) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (b) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

                  (ix) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) in reasonable detail, covering a period of twelve consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

                   (x) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Securities Act or the Exchange Act. The Company will deliver to the Representatives similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

                  (xi) The Company will use the net proceeds from the sale of the Shares pursuant to this Agreement in the manner specified under the heading "Use of Proceeds" in the Prospectus.

                 (xii) No offering, sale or other disposition of any Common Stock of the Company will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Deutsche Bank Securities

         Inc., except that the Company may, without such consent, (a) issue securities under the Company's equity compensation plans for officers, employees, and non-employee directors described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005; (b) issue shares upon the exercise of options or other stock rights issued pursuant to the Company's equity compensation plans for officers, employees, and non-employee directors described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005; (c) sell shares of Common Stock pursuant to the Amended and Restated Dividend Reinvestment and Stock Purchase Plan filed with the Commission on December 11, 2003; or (d) issue shares of Common Stock upon conversion of any shares of 6% Series E Cumulative Convertible and Redeemable Preferred Stock outstanding as of the date hereof.

         5. COSTS AND EXPENSES. The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, the following: the fees incident to the issuance and delivery of the Shares; accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters, copies of the Registration Statement, the Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the applicable listing agreement for the New York Stock Exchange; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the fees incident to the listing agreement for the New York Stock Exchange. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Company. The Company shall not, however, be required to pay for any of the Underwriters' expenses except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 6 hereof, or this Agreement is terminated pursuant to Section 10(i)(a) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder, but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by any of them of the Shares.

         6. CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

                  (i) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission. The Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Securities Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request by the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction.

                  (ii) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, the opinion of Shumaker, Loop & Kendrick, LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Representatives, as representatives of the several Underwriters, to the effect that:

                       (a) The Company has been duly incorporated and is validly
                  existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

                       (b) The Company is duly qualified to transact business in
                  all jurisdictions in which the conduct of its business requires such qualification, and in which the failure to qualify would have a Material Adverse Effect.

                       (c) The information contained in the section captioned
                  "Capitalization" in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) sets forth the authorized, issued and outstanding capital stock of the Company at the indicated date; the authorized shares of its Common Stock have been duly authorized; the outstanding shares of its Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the certificates for the Shares are in due and proper form; the shares of Common Stock, including Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.

                       (d) The Registration Statement has become effective under
                  the Securities Act and, to such counsel's knowledge no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act.

                       (e) The Registration Statement, the Prospectus and each
                  amendment or supplement thereto and documents incorporated by reference therein comply as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules and other financial or statistical information included or incorporated by reference therein).

                       (f) The statements under the caption "Description of Our
                  Common Stock" in the General Disclosure Package and the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present in all material respects the information called for with respect to such documents and matters.

                       (g) The statements under the caption "Certain Government
                  Regulations" in the Company's Annual Report on Form 10-K, and any amendments thereto, for the fiscal year ended December 31, 2005 as to matters of law stated therein, have been reviewed by such counsel and constitute fair summaries of the matters described therein which are material to the business or condition (financial or otherwise) of the Company.

                       (h) Such counsel does not know of any contracts or
                  documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus or any amendment or supplement thereto which are not so filed, incorporated by reference or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus or any amendment or supplement thereto are fairly summarized in all material respects.

                       (i) Such counsel knows of no material legal proceedings
                  pending or threatened against the Company, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

                       (j) The execution and delivery of this Agreement and the
                  consummation of the transactions herein contemplated, including the issuance and sale of the Shares and the performance by the Company of its obligations under this Agreement, do not and will not conflict with or constitute a violation of any statute or conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the charter or by-laws of the Company, any material agreement or instrument known to such counsel to which the Company is a party or by which the Company or the Company's properties may be bound or any order known to such counsel or rule or regulation applicable to the Company or the Company's properties of any court or governmental agency or body.

                       (k) This Agreement has been duly authorized, executed and
                  delivered by the Company.

                       (l) The Shares conform in all material respects to the
                  descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

                       (m) No approval, consent, order, authorization,
                  designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the Commission or the NASD or as required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made by the Company, specifying the same.

                       (n) The Company is not an "investment company" or a
                  company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

                       (o) Any required filing of each Issuer Free Writing
                  Prospectus pursuant to Rule 433 under the Securities Act has been made within the time period required by Rule 433(d) under the Securities Act.

                  In addition, either such counsel or Arnold & Porter LLP, special tax counsel to the Company, will provide an opinion, based on such counsel's own review of the Company's certificate of incorporation, stating that the Company was organized and continues to be organized in conformity with the requirements for qualification as a real estate investment trust under subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and, based on such counsel's review of the Company's federal income tax returns and discussions with management and independent public accountants for the Company, that the Company, taking into account operations for its taxable and fiscal years ended December 31, 2000 through

         December 31, 2005, satisfied the requirements for qualification and taxation as a real estate investment trust under the Code for such years and that its proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable and fiscal year ending December 31, 2006. Furthermore, such counsel shall opine that the statements contained under the heading "U.S. Federal Income Tax Considerations" in the Registration Statement, the General Disclosure Package and the Prospectus and under the heading "Taxation" in the Company's Annual Report on Form 10-K, and any amendment, for the fiscal year ended December 31, 2005 (and any similar sections or information contained in the General Disclosure Package) are correct and accurate in all material respects and present fairly and accurately the material aspects of the federal income tax treatment of the Company and of its stockholders.

                  In rendering such opinion, such counsel may rely as to matters governed by the laws of states other than the laws of the State of Ohio, the corporate laws of the State of Delaware or Federal laws on local counsel in such jurisdictions, provided that in such case such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel and such other counsel shall indicate that the Underwriters may rely on such opinion. As to matters of fact, to the extent they deem proper, such counsel may rely on certificates of officers of the Company and public officials so long as such counsel states that they have no reason to believe that either the Underwriters or they are not justified in relying on such certificates. In addition to the matters set forth above, the opinion of Shumaker, Loop & Kendrick, LLP shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (a) the Registration Statement, as of the time of its effectiveness for purposes of Section 11 of the Securities Act and as of the Applicable Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (c) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial information included therein). With respect to such statement, Shumaker, Loop & Kendrick, LLP may state that this statement is based upon the procedures set forth or incorporated by reference therein, but is without independent check and verification.

                  (iii) The Representatives shall have received from Calfee, Halter & Griswold LLP, counsel for the Underwriters, on the Closing Date and the Option Closing Date, if any, an opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the organization of the Company, the validity of the Shares, the Registration Statement, the General Disclosure Package and the Prospectus, and other related matters as the Representatives reasonably may request and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters.

                  (iv) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a signed letter, in form and substance satisfactory to the Representatives, dated the date hereof (a) confirming that they are an independent registered public accounting firm with respect to the Company and its Subsidiaries within the meaning of the Securities Act, the Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (b) stating the conclusions and findings of such firm with respect to the financial information examined by them and included or incorporated by reference in the Registration Statement and the General Disclosure Package and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (v) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter, in form and substance satisfactory to the Representatives (the "bring-down letter"), of such accountants, dated the Closing Date and the Option Closing Date, if any, (a) confirming that they are an independent registered public accounting firm with respect to the Company and its Subsidiaries within the meaning of the Securities Act, the Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (b) stating the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and the financial information examined by them and included in the Prospectus and (c) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (vi) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Chairman of the Board and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of the Company to the effect that on and as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                       (a) The Registration Statement has become effective under
                  the Securities Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission.

                       (b) He does not know of any litigation instituted or
                  threatened against the Company of a character required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus which is not so disclosed therein or in a document incorporated by reference therein; he does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed therein or in a document incorporated by reference therein.

                       (c) He has carefully examined the General Disclosure
                  Package and any individual Limited Use Free Writing Prospectus and, in his opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                       (d) He has carefully examined the Registration Statement
                  and the Prospectus and in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement, including any document incorporated by reference therein, were true and correct, and such Registration Statement and Prospectus, or any document incorporated by reference therein, did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in his opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

                       (e) The representations and warranties of the Company as
                  set forth in this Agreement are true and correct as of the Closing Date or the Option Closing Date, as the case may be, as if made on such date. The Company has performed all of its obligations under this Agreement as are to be performed at or before the Closing Date or the Option Closing Date, as the case may be. The representations and warranties made in this clause (e) shall be deemed made by the Company.

                  (vii) The Representatives shall have received at or prior to the Closing Date, an agreement, in form and substance satisfactory to the Representatives, signed by the directors and executive officers of the Company to the effect that they will not, prior to the expiration of 90 days from the date of this Agreement, offer, sell or otherwise dispose of any shares of Common Stock of the Company or any securities that the directors and executive officers have, or will have, the right to acquire through the exercise of options, warrants, subscription or other rights, without the prior written consent of Deutsche Bank Securities Inc., except (a) pursuant to bona fide gifts, provided that the Company shall have delivered to Deutsche Bank Securities Inc. written consent to such gift, but in no event shall the gifts under this subsection (a) of the executive officers and directors exceed 75,000 shares of Common Stock in the aggregate, (b) pursuant to routine dispositions under Rule 10b5-1 Sales Plans entered into by certain directors and officers of the Company as of or prior to the date hereof (or, in the case of the Chairman of the Board and Chief Executive Officer of the Company, a Rule 10b5-1 Sales Plan entered into prior to expiration of 90 days from the date of this Agreement), and (c) shares obtained pursuant to the Company's equity compensation plans for officers, employees, and non-employee directors, provided that the Company shall have delivered to Deutsche Bank Securities Inc. written consent to such sale, but in no event shall the sales under this subsection (c) of the executive officers and directors exceed 300,000 shares of Common Stock in the aggregate.

                  (viii) The Shares to be sold by the Company as of the Closing Date or the Option Closing Date, as the case may be, shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

                  The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Calfee, Halter & Griswold LLP, counsel for the Underwriters.

                  If any of the conditions hereinabove provided for in this
Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telecopy at or prior to the Closing Date. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7. CONDITIONS OF THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

         8.       INDEMNIFICATION.

                  (i) The Company agrees to indemnify and hold harmless each Underwriter, its officers and directors, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the case of the Registration Statement or any amendment thereto, or in the case of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made, or (c) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and will reimburse each such Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (ii) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the case of the Registration Statement or any amendment thereto, or in the case of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (iii) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing; provided that the failure to so notify will not relieve the indemnifying party from any liability that the indemnifying party may have on account of the provisions of Sections 8(i) or (ii) or otherwise, except to the extent that the indemnifying party shall not have otherwise learned of such proceeding and such failure is materially prejudicial to the indemnifying party. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event
         (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties and one local counsel. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 8(i) and by the Company in the case of parties indemnified pursuant to Section 8(ii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the fifth sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent to which the indemnification obligations of the Company hereunder are applicable if (a) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (b) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

                  (iv) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless to the extent required therein an indemnified party under Sections 8(i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(iii) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Underwriters bear to the total proceeds of the offering (the proceeds received by the Underwriters being equal to the total underwriting discounts and commissions received by the Underwriters), in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(iv), (a) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations under this Section 8(iv) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (v) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         9. NOTICES. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telecopied and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, or via fax at (212) 797-2202, Attention: Equity Capital Markets, with a copy to the General Counsel via fax at (212) 797-4564; if to the Company, to Health Care REIT, Inc., One SeaGate, Suite 1500, Toledo, Ohio 43603-1475, or via fax at (419) 247-2826,
Attention: George L. Chapman, Chairman of the Board and Chief Executive Officer.

         10. TERMINATION. This Agreement may be terminated by the Representatives by notice to the Company as follows:

                  (i) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Option Shares) if any of the following has occurred: (a) since the date hereof, any adverse change or any development involving a prospective adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, management or business prospects of the Company, whether or not arising in the ordinary course of business, that, in your judgment, is material so as to make the offering or delivery of the Shares impracticable or inadvisable, (b) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make the offering or delivery of the Shares impracticable or inadvisable, (c) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ, or in the Company's securities on the New York Stock Exchange, shall have been suspended or materially limited (other than limitations on hours or numbers of days of trading) or minimum prices shall have been established for securities on any such exchange,
         (d) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (e) declaration of a banking moratorium by either federal or New York State authorities or material disruption in securities settlement or clearance services in the United States, (f) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States, or (g) any litigation or proceeding is pending or threatened against any Underwriter which seeks to enjoin or otherwise restrain, or seeks damages in connection with, or questions the legality or validity of this Agreement or the transactions contemplated hereby; or

                  (ii) as provided in Sections 6 and 11 of this Agreement.

         11. DEFAULT BY UNDERWRITERS. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date (except in the event of a default on the part of the Company), and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is ten percent or less of the aggregate number of Shares to be purchased on such date, the other Underwriters may make arrangements satisfactory to the Representatives for the purchase of such Shares by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives), but if no such arrangements are made by the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I hereto bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default (except in the event of a default on the part of the Company) occurs is more than ten percent of the aggregate number of Shares to be purchased, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing or the Option Closing, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         12. SUCCESSORS. This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase.

         13. INFORMATION PROVIDED BY UNDERWRITERS. The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the third and ninth through sixteenth paragraphs (provided that, with respect to such sixteenth paragraph, only the Underwriter that maintains a website through which information relating to the sale of the Shares is provided shall be deemed to have provided information through such website for purposes of this Section 13 and the information so provided shall be deemed to include only the information contained in such website other than the Prospectus) under the caption "Underwriting" in the Prospectus.

         14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (iii) delivery of and payment for the Shares under this Agreement.

                  The Company hereby acknowledges that each of the Underwriters is acting solely as an underwriter in connection with the purchase and sale of the Company's securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm's length basis and in no event do the parties intend that any Underwriter act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that any Underwriter may undertake or has undertaken in furtherance of the purchase and sale of the Company's securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company's securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company and the Underwriters each submits to the exclusive jurisdiction of the courts of the State of New York located in the City and County of New York and the United States District Court for the Southern District of New York with respect to any action or dispute in any way arising out of or relating to this Agreement. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriters waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

           [The remainder of this page is intentionally left blank.]

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

                                               Very truly yours,

                                               HEALTH CARE REIT, INC.




                                               By: /s/ Scott A. Estes
                                                   ----------------------------
                                               Name:  Scott A. Estes
                                               Title: Senior Vice President and
                                                      Chief Financial Officer

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.
UBS SECURITIES LLC
As Representatives of the Underwriters listed on Schedule I

By:      DEUTSCHE BANK SECURITIES INC.


         By: /s/ Gregory Sorensen
             -------------------------------------------------
         Name:  Gregory Sorensen
         Title: Managing Director

         By: /s/ Lee Stettner
             -------------------------------------------------
         Name:  Lee Stettner
         Title: Managing Director

By:      UBS SECURITIES LLC


         By: /s/ Keith A. Lockwood
             -------------------------------------------------
         Name:  Keith A. Lockwood
         Title: Director

         By: /s/ Kristin Kusmier
             -------------------------------------------------
         Name:  Kristin Kusmier
         Title: Associate Director

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS


                                                                             NUMBER OF SHARES TO
UNDERWRITER                                                                      BE PURCHASED
-----------                                                                      ------------

Deutsche Bank Securities Inc.                                                      900,000
UBS Securities LLC                                                                 900,000
A.G. Edwards & Sons, Inc.                                                          375,000
Raymond James & Associates, Inc.                                                   300,000
Stifel, Nicolaus & Company, Incorporated                                           300,000
Calyon Securities (USA) Inc.                                                        75,000
KeyBanc Capital Markets, a division of McDonald Investments Inc.                    75,000
LaSalle Financial Services, Inc.                                                    75,000

         Total                                                                   3,000,000
                                                                                 ---------

                                   SCHEDULE II

Public Offering Price Per Share:        $36.00

Number of Shares Subject to the Offering:    3,000,000

Over-allotment Option:    450,000

                                  SCHEDULE III

NONE.

                                   SCHEDULE IV

                            SCHEDULE OF SUBSIDIARIES


                                                    STATE OF ORGANIZATION                      DATE OF
    NAME OF SUBSIDIARY                               AND TYPE OF ENTITY                     ORGANIZATION
    ------------------                               ------------------                     ------------
HCRI Pennsylvania Properties, Inc.               Pennsylvania corporation                  November 1, 1993
HCRI Overlook Green, Inc.                        Pennsylvania corporation                  July 9, 1996
HCRI Texas Properties, Inc.                      Delaware corporation                      December 27, 1996
HCRI Texas Properties, Ltd.                      Texas limited partnership                 December 30, 1996
Health Care REIT International, Inc.             Delaware corporation                      February 11, 1998
HCN Atlantic GP, Inc.                            Delaware corporation                      February 20, 1998
HCN Atlantic LP, Inc.                            Delaware corporation                      February 20, 1998
HCRI Nevada Properties, Inc.                     Nevada corporation                        March 27, 1998
HCRI Southern Investments I, Inc.                Delaware corporation                      June 11, 1998
HCRI Louisiana Properties, L.P.                  Delaware limited partnership              June 11, 1998
HCN BCC Holdings, Inc.                           Delaware corporation                      September 25, 1998
HCRI Tennessee Properties, Inc.                  Delaware corporation                      September 25, 1998
HCRI Limited Holdings, Inc.                      Delaware corporation                      September 25, 1998
Pennsylvania BCC Properties, Inc.                Pennsylvania corporation                  September 25, 1998
HCRI North Carolina Properties, LLC              Delaware limited liability company        December 10, 1999
HCRI Massachusetts Properties, Inc.              Delaware corporation                      March 17, 2000
HCRI Massachusetts Properties Trust              Massachusetts trust                       March 30, 2000
HCRI Indiana Properties, Inc.                    Delaware corporation                      June 15, 2000
HCRI Indiana Properties, LLC                     Indiana limited liability company         June 16, 2000
HCRI Holdings Trust                              Massachusetts trust                       September 11, 2000
HCRI Maryland Properties, LLC                    Maryland limited liability company        July 19, 2001
HCRI Massachusetts Properties Trust II           Massachusetts trust                       September 26, 2001
HCRI Beachwood, Inc.                             Ohio corporation                          October 11, 2001
HCRI Broadview, Inc.                             Ohio corporation                          October 11, 2001
HCRI Westlake, Inc.                              Ohio corporation                          October 11, 2001
HCRI Westmoreland, Inc.                          Delaware corporation                      October 16, 2001
HCRI Wisconsin Properties, LLC                   Wisconsin limited liability company       December 11, 2001
HCRI North Carolina Properties I, Inc.           North Carolina corporation                January 1, 2002
HCRI North Carolina Properties II, Inc.          North Carolina corporation                January 1, 2002
HCRI North Carolina Properties III,              North Carolina limited partnership        January 1, 2002
   Limited Partnership
HCRI Kentucky Properties, LLC                    Kentucky limited liability company        January 7, 2002
HCRI Mississippi Properties, Inc.                Mississippi corporation                   March 28, 2002
HCRI Illinois Properties, LLC                    Delaware limited liability company        August 21, 2002
HCRI Missouri Properties, LLC                    Delaware limited liability company        August 21, 2002
HCRI Surgical Properties, LLC                    Ohio limited liability company            September 30, 2002
HCRI Tucson Properties, Inc.                     Delaware corporation                      November 14, 2002
HCRI Stonecreek Properties, LLC                  Delaware limited liability company        June 25, 2003
HCRI Cold Spring Properties, LLC                 Delaware limited liability company        June 25, 2003
HCRI Eddy Pond Properties Trust                  Massachusetts trust                       June 26, 2003
HCRI Investments, Inc.                           Delaware corporation                      July 30, 2003
HCRI Forest City Holdings, Inc.                  North Carolina corporation                August 19, 2003
HCRI Asheboro Holdings, Inc.                     North Carolina corporation                August 19, 2003
HCRI Smithfield Holdings, Inc.                   North Carolina corporation                August 19, 2003

                                                    STATE OF ORGANIZATION                      DATE OF
    NAME OF SUBSIDIARY                               AND TYPE OF ENTITY                     ORGANIZATION
    ------------------                               ------------------                     ------------
HCRI Greenville Holdings, Inc.                   North Carolina corporation                August 19, 2003
HCRI Forest City Properties, LP                  North Carolina limited partnership        August 19, 2003
HCRI Asheboro Properties, LP                     North Carolina limited partnership        August 19, 2003
HCRI Smithfield Properties, LP                   North Carolina limited partnership        August 19, 2003
HCRI Greenville Properties, LP                   North Carolina limited partnership        August 19, 2003
HCRI Kirkland Properties, LLC                    Delaware limited liability company        August 22, 2003
HCRI Ridgeland Pointe Properties, LLC            Delaware limited liability company        August 22, 2003
HCRI Drum Hill Properties, LLC                   Delaware limited liability company        August 22, 2003
HCRI Fairmont Properties, LLC                    Delaware limited liability company        August 22, 2003
HCRI Abingdon Holdings, Inc.                     North Carolina corporation                September 10, 2003
HCRI Gaston Place Holdings, Inc.                 North Carolina corporation                September 10, 2003
HCRI Gaston Manor Holdings, Inc.                 North Carolina corporation                September 10, 2003
HCRI Eden Holdings, Inc.                         North Carolina corporation                September 10, 2003
HCRI Weddington Park Holdings, Inc.              North Carolina corporation                September 10, 2003
HCRI Union Park Holdings, Inc.                   North Carolina corporation                September 10, 2003
HCRI Concord Place Holdings, Inc.                North Carolina corporation                September 10, 2003
HCRI Salisbury Holdings, Inc.                    North Carolina corporation                September 10, 2003
HCRI Burlington Manor Holdings, Inc.             North Carolina corporation                September 10, 2003
HCRI Skeet Club Manor Holdings, Inc.             North Carolina corporation                September 10, 2003
HCRI High Point Manor Holdings, Inc.             North Carolina corporation                September 10, 2003
HCRI Hickory Manor Holdings, Inc.                North Carolina corporation                September 10, 2003
HCRI Statesville Place Holdings I, Inc.          North Carolina corporation                September 10, 2003
HCRI Statesville Place Holdings II, Inc.         North Carolina corporation                September 10, 2003
HCRI Abingdon Properties, LP                     North Carolina limited partnership        September 10, 2003
HCRI Gaston Place Properties, LP                 North Carolina limited partnership        September 10, 2003
HCRI Gaston Manor Properties, LP                 North Carolina limited partnership        September 10, 2003
HCRI Eden Properties, LP                         North Carolina limited partnership        September 10, 2003
HCRI Weddington Park Properties, LP              North Carolina limited partnership        September 10, 2003
HCRI Union Park Properties, LP                   North Carolina limited partnership        September 10, 2003
HCRI Concord Place Properties, LP                North Carolina limited partnership        September 10, 2003
HCRI Salisbury Properties, LP                    North Carolina limited partnership        September 10, 2003
HCRI Burlington Manor Properties, LP             North Carolina limited partnership        September 10, 2003
HCRI Skeet Club Manor Properties, LP             North Carolina limited partnership        September 10, 2003
HCRI High Point Manor Properties, LP             North Carolina limited partnership        September 10, 2003
HCRI Hickory Manor Properties, LP                North Carolina limited partnership        September 10, 2003
HCRI Statesville Place Properties I, LP          North Carolina limited partnership        September 10, 2003
HCRI Statesville Place Properties II, LP         North Carolina limited partnership        September 10, 2003
HCRI Chicago Properties, Inc.                    Delaware corporation                      November 18, 2003
HCRI General Properties, Inc.                    Delaware corporation                      August 5, 2004
HCRI Kansas Properties, LLC                      Delaware limited liability company        September 3, 2004
HCRI Hunters Glen Properties, LLC                Delaware limited liability company        September 21, 2004
HCRI Wilburn Gardens Properties, LLC             Delaware limited liability company        September 21, 2004
HCRI Draper Place Properties Trust               Massachusetts trust                       September 24, 2004
HCRI Marina Place Properties Trust               Massachusetts trust                       September 24, 2004
HCRI Tennessee Properties, LLC                   Delaware limited liability company        November 12, 2004
HH Florida, LLC                                  Delaware limited liability company        November 23, 2004
HCRI New Hampshire Properties, LLC               Delaware limited liability company        May 24, 2005
HCRI Dayton Place -- Denver Properties,          Delaware limited liability company        May 24, 2005
   LLC
HCRI Provider Properties, LLC                    Delaware limited liability company        November 10, 2005

                                                    STATE OF ORGANIZATION                      DATE OF
    NAME OF SUBSIDIARY                               AND TYPE OF ENTITY                     ORGANIZATION
    ------------------                               ------------------                     ------------
1920 Cleveland Road West, LLC                    Delaware limited liability company        December 15, 2005
721 Hickory Street, LLC                          Delaware limited liability company        December 15, 2005
111 Lazelle Road East, LLC                       Delaware limited liability company        December 15, 2005
5166 Spanson Drive SE, LLC                       Delaware limited liability company        December 15, 2005
1425 Yorkland Road, LLC                          Delaware limited liability company        December 15, 2005
222 East Beech Street -- Jefferson, L.L.C.       Delaware limited liability company        December 16, 2005
130 Buena Vista Street, LLC                      Delaware limited liability company        December 19, 2005
1850 Crown Park Court, LLC                       Delaware limited liability company        December 19, 2005
1785 Freshley Avenue, LLC                        Delaware limited liability company        December 19, 2005
5700 Karl Road, LLC                              Delaware limited liability company        December 19, 2005
HCRI Senior Housing Properties, Inc.             Delaware corporation                      March 24, 2006